Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,089,310)
Unrealized Gain (Loss) on Market Value of Futures	(2,420,920)
Dividend Income	126
Interest Income	424
ETF Transaction Fees	700
Total Income (Loss)	$(3,508,980)

Expenses
Investment Advisory Fee	$22,950
Brokerage Commissions	2,611
Non-interested Directors' Fees and Expenses	317
Prepaid Insurance Expense	134
Other Expenses	13,338
Total Expenses	39,350
Expense Waiver	(9,184)
Net Expenses	$30,166
Net Gain (Loss)	$(3,539,146)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/11	$38,408,017
Withdrawals (400,000 Units)	(27,943,549)
Net Gain (Loss)	(3,539,146)

Net Asset Value End of Period	$6,925,322
Net Asset Value Per Unit (100,000 Units)	$69.25

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502